SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

Dell Inc.
(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II LP
ICAHN PARTNERS MASTER FUND III LP
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL L.P.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On July 1, 2013, Carl C. Icahn delivered a letter to stockholders of Dell Inc. and to the Special Committee of the Board of Directors of Dell Inc., a copy of which is included as Exhibit 1 hereto.

On July 1, 2013, Carl C. Icahn prepared Pro Forma Condensed Consolidated Statements of Financial Position of Dell, a copy of which is included as Exhibit 2 hereto, and a table setting forth Pro Forma Leverage of Dell, a copy of which is included as Exhibit 3 hereto.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, DATED JUNE 26, 2013, AND OTHER DOUCMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, SOUTHEASTERN ASSET MANAGEMENT, INC. AND THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF DELL INC. FOR USE AT DELL INC.’S SPECIAL MEETING OF STOCKHOLDERS SCHEDULED TO BE HELD ON JULY 18, 2013 BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF DELL INC. AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT, DATED JUNE 26, 2013. EXCEPT AS OTHERWISE DISCLOSED IN THE DEFINITIVE PROXY STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN DELL INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK OF DELL INC. AS DISCLOSED IN THE DEFINITIVE PROXY STATEMENT. WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD PARTY TO INCLUDE THEIR INFORMATION IN THIS SCHEDULE 14A.